Exhibit 5.2

May 31, 2023

Phygital Immersive Limited

Unit 18B Nailsworth Mills Estate, Avening Road,

Nailsworth, GL6 0BS, United Kingdom

Ladies and Gentlemen:

We have acted as New York counsel to Phygital Immersive Limited, a Cayman Islands exempted company limited by shares (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (File No. 333-271649) (as amended, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of up to (i) 49,904,088 ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”), (ii) 23,950,000 warrants to acquire Ordinary Shares (the “Warrants”) to be issued pursuant to the terms of the form of Amended and Restated Warrant Agreement, dated as of February 10, 2022 (the “A&R Warrant Agreement”), between Jaguar Global Growth Corporation I., a Cayman Islands exempted company (the “SPAC”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Warrant Agent”), to be entered into prior to the issuance of the Warrants in accordance with the terms of that certain Agreement and Plan of Merger, dated as of March 2, 2023 (as may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among the Company, the SPAC, GLAAM Co., Ltd., a corporation (chusik hoesa) organized under the laws of the Republic of Korea and Jaguar Global Growth Korea Co., Ltd., a stock corporation (chusik hoesa) organized under the laws of Korea and wholly owned direct subsidiary of the SPAC and (iii) 23,950,000 Ordinary Shares underlying the Warrants.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Warrants.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Business Combination Agreement, included as Exhibit 2.1 to the Registration Statement;

(c)	the form of Warrant certificate, included in Exhibit 4.9 to the Registration Statement; and

(d)	the A&R Warrant Agreement, filed as Exhibit 4.9 to the Registration Statement.

The documents listed in clauses (b) and (d) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents”.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinion expressed below, we have assumed that: (i) each party to each Transaction Document is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Transaction Document to which it is a party, (ii) that each Transaction Document has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, and each party to the each of the Transaction Documents has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Transaction Document enforceable against it, (iii) that each Transaction Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in paragraph 1 of this opinion letter, (iv) that the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (v) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto have been or will be obtained or made and are in full force and effect, and (vi) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Transaction Document.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:

1.

When the Registration Statement becomes effective under the Securities Act and the Warrants have been duly registered on the books of the Warrant Agent and registrar thereof in the name or on behalf of the applicable Warrant holders, and have been issued by the Company in the manner contemplated by the Business Combination Agreement and the A&R Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinion expressed above is limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various matters concerning the laws of the Cayman Islands are addressed in the opinion of Conyers Dill & Pearman LLP, which has been separately provided to you.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ White & Case LLP

ES; SR; BF; WQ

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